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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our reports dated February 15, 1996, accompanying the consolidated financial statements and schedule, and March 24, 1995 accompanying the December 31, 1994 financial statements of IRI-SECODIP, S.N.C. included in the Annual Report of Information Resources, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-8.

                                          Grant Thornton LLP

Chicago, Illinois
March 25, 1997